Exhibit 10.3

SUBORDINATION AGREEMENT

BORROWER:	microHelix, Inc. 5300 Meadows Road, Suite 400 Lake Oswego, OR 97035	LENDER:	Aequitas Commercial Finance, LLC 5300 Meadows Road, Suite 400 Lake Oswego, OR 97035 Telephone: (503) 419-3500
CREDITOR:	Aequitas Capital Management, Inc. 5300 Meadows Road, Suite 400 Lake Oswego, OR 97035 MH Financial Associates, LLC 5300 Meadows Road, Suite 400 Lake Oswego, OR 97035

1. THIS SUBORDINATION AGREEMENT dated January 15, 2010, is made and executed among microHelix, Inc. ("Borrower"), Aequitas Commercial Finance, LLC ("Lender"), Aequitas Capital Management, Inc. and MH Financial Associates, LLC.  Aequitas Capital Management, Inc. and MH Financial Associates, LLC are collectively referred to herein as “Creditor”.

2. CURRENT INDEBTEDNESS OWING TO CREDITOR. As of the date of this Agreement, Borrower is indebted to Aequitas Capital Management, Inc. pursuant to that certain Multiple Advance Promissory Note dated December 31, 2008 in the original principal amount of $300,000, as amended by that certain First Amendment to Multiple Advance Promissory Note dated December 31, 2009 (the “ACM Note”).  In addition, Borrower is indebted to MH Financial Associates, LLC pursuant to that certain Third Amended and Restated Promissory Note dated June 27, 2008 in the principal amount of $977,742.96, as amended by that certain First Amendment to Third Amended and Restated Promissory Note dated December 31, 2009 (the “MH Note”)

3. REQUESTED FINANCIAL ACCOMMODATIONS. Creditor and Borrower each want Lender to provide financial accommodations to Borrower in the form of (A) new credit or loan advances, (B) an extension of time to pay or other compromises regarding all or part of Borrower's present indebtedness to Lender, or (C) other benefits to Borrower. Borrower and Creditor each represent and acknowledge to Lender that Creditor will benefit as a result of these financial accommodations from Lender to Borrower, and Creditor acknowledges receipt of valuable consideration for entering into this Agreement. Based on the representations and acknowledgments contained in this Agreement, Borrower and Creditor agree with Lender as follows:

4. SUBORDINATED INDEBTEDNESS. The words "Subordinated Indebtedness" as used in this Agreement mean all present and future indebtedness, obligations, liabilities, claims, rights and demands of any kind which may be now or hereafter owing from Borrower to Creditor pursuant to the ACM Note and the MH Note.  The term "Subordinated Indebtedness" is used in its broadest sense and includes without limitation all principal, all interest, all costs, attorneys' fees, all sums paid for the purpose of protecting the rights of a holder of security, and all other obligations, secured or unsecured, of any nature whatsoever pursuant to the ACM Note, the MH Note and any related documents including, without limitation, any security agreements executed in connection with the ACM Note and the MH Note.

5. SUPERIOR INDEBTEDNESS. The words "Superior Indebtedness" as used in this Agreement mean and include all present and future indebtedness, obligations, liabilities, claims, rights and demands of any kind which may be now or hereafter owing from Borrower to Lender pursuant to that certain Promissory Note of even date herewith in the principal amount of $500,000 evidencing a revolving credit facility provided to Borrower by Lender (the “LOC Note”).  The term "Superior Indebtedness" is used in its broadest sense and includes without limitation all principal, all interest, all costs, attorneys' fees, all sums paid for the purpose of protecting Lender's rights in security (such as paying for insurance on collateral if the owner fails to do so), and all other obligations of Borrower to Lender under the LOC Note and the Related Documents.

6. SUBORDINATION. All Subordinated lndebtedness of Borrower to Creditor is and shall be subordinated in all respects to all Superior lndebtedness of Borrower to Lender. If Creditor holds one or more Security Interests, whether now existing or hereafter acquired, in any of Borrower's real property or personal property, Creditor also subordinates all Creditor's Security Interests to all Security Interests held by Lender, whether now existing or hereafter acquired.

7. PAYMENTS TO CREDITOR. Except with the prior written consent of Lender, Borrower will not make and Creditor will not accept, at any time while any Superior lndebtedness is owing to Lender, (A) any payment upon any Subordinated Indebtedness, (B) any advance, transfer or assignment of assets to Creditor in any form whatsoever that would reduce at any time or in any way the amount of Subordinated Indebtedness, or (C) any transfer of any assets as security for the Subordinated Indebtedness. Creditor may not accelerate any amounts owed to Creditor without Lender's prior written consent.

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In the event of any distribution, division or application, whether partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of Borrower's assets, or the proceeds of Borrower's assets, in whatever form, to creditors of Borrower or upon any indebtedness of Borrower, whether by reason of the liquidation, dissolution or other winding-up of Borrower, or by reason of any execution sale, receivership, insolvency or bankruptcy proceeding, assignment for the benefit of creditors, proceedings for reorganization, or readjustment of Borrower or Borrower's properties, then and in such event, (A) the Superior lndebtedness shall be paid in full before any payment is made upon the Subordinated Indebtedness, and (B) all payments and distributions, of any kind or character and whether in cash, property or securities, which shall be payable or deliverable upon or in respect of the Subordinated lndebtedness shall be paid or delivered directly to Lender for application in payment of the amounts then due on the Superior lndebtedness until the Superior lndebtedness shall have been paid in full.

In order that Lender may establish its right to prove claims and recover for its own account dividends based on the Subordinated Indebtedness, Creditor does hereby assign all its right, title and interest in such claims to Lender. Creditor further agrees to supply such information and evidence, provide access to and copies of such of Creditor's records as may pertain to the Subordinated Indebtedness, and execute such instruments as may be required by Lender to enable Lender to enforce all such claims and collect all dividends, payments or other disbursements which may be made on account of the Subordinated Indebtedness. For such purposes, Creditor hereby irrevocably authorizes Lender in its discretion to make and present for or on behalf of Creditor such proofs of claims on account of the Subordinated lndebtedness as Lender may deem expedient and proper and to vote such claims in any such proceeding and to receive and collect any and all dividends, payments or other disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of the Superior Indebtedness.

Should any payment, distribution, security or proceeds thereof be received by Creditor at any time on the Subordinated lndebtedness contrary to the terms of this Agreement, Creditor immediately will deliver the same to Lender in precisely the form received (except for the endorsement or assignment of Creditor if necessary) for application on or to secure the Superior Indebtedness, whether it is due or not due, and until so delivered the same shall be held in trust by Creditor as property of Lender. In the event Creditor fails to make any such endorsement or assignment, Lender, or any of its officers on behalf of Lender, is hereby irrevocably authorized by Creditor to make the same.

8. STANDSTILL PROVISIONS.  Unless all of the Superior Indebtedness has been paid in full and Lender has no further obligation to extend credit to Borrower, Creditor shall not take any of the following actions without Lender’s consent (which consent may be withheld by Lender in its sole and absolute discretion) for a period of 6 months after Creditor provides Lender with written notice of a default by Borrower under the agreement governing the Subordinated Indebtedness (provided that such default is not cured during that 6-month period): (A) accelerate the Subordinated Indebtedness, commence, prosecute, or participate in any action, whether private, judicial, equitable, administrative, or otherwise (including, without limitation, any bankruptcy case) against Borrower or any assets of Borrower; provided that Creditor may file a proof of claim in a bankruptcy or insolvency case or proceeding involving Borrower, which proof of claim shall indicate Creditor's subordination hereunder; (B) possess any of Borrower's assets, or enforce any security interests in, foreclose, levy, or execute upon or collect or attach any such assets, whether by private or judicial action or otherwise; (C) commence, or join with any creditors in commencing (unless Lender also has joined therein), any bankruptcy case or proceeding against Borrower; and (D) contest, protest or object to any foreclosure proceeding, postpetition financing, use of cash collateral, or other action brought by Lender or any other exercise by Lender of any rights and remedies under any of the Related Documents.  Creditor shall notify Lender in writing of any default by Borrower in respect of the Subordinated Indebtedness.  Creditor acknowledges and agrees that the fact that Creditor can take the above-described actions under the circumstances specified in this paragraph does not entitle Creditor to receive or obtain any payments in respect of the Subordinated Indebtedness, or to accept or obtain any assets (or any interest therein) of Borrower, except as expressly permitted in this Agreement.

9. CREDITOR'S NOTES. Creditor agrees to deliver to Lender, at Lender's request, all notes of Borrower to Creditor, or other evidence of the Subordinated Indebtedness, now held or hereafter acquired by Creditor, while this Agreement remains in effect. At Lender's request, Borrower also will execute and deliver to Creditor a promissory note evidencing any book account or claim now or hereafter owed by Borrower to Creditor, which note also shall be delivered by Creditor to Lender. Creditor agrees not to sell, assign, pledge or otherwise transfer any of such notes except subject to all the terms and conditions of this Agreement.

10. CREDITOR'S REPRESENTATIONS AND WARRANTIES. Creditor represents and warrants to Lender that: (A) no representations or agreements of any kind have been made to Creditor which would limit or qualify in any way the terms of this Agreement; (B) this Agreement is executed at Borrower's request and not at the request of Lender; (C) Lender has made no representation to Creditor as to the creditworthiness of Borrower; and (D) Creditor has established adequate means of obtaining from Borrower on a continuing basis information regarding Borrower's financial condition. Creditor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Creditor's risks under this Agreement, and Creditor further agrees that Lender shall have no obligation to disclose to Creditor information or material acquired by Lender in the course of its relationship with Borrower.

11. CREDITOR'S WAIVERS. Creditor waives any right to require Lender: (A) to make, extend, renew or modify any loan to Borrower or to grant any other financial accommodations to Borrower whatsoever; (B) to make any presentment, protest, demand or notice of any kind, including notice of any nonpayment of the Superior lndebtedness or of any nonpayment related to any Security Interests, or notice of any action or nonaction on the part of Borrower, Lender, any surety, endorser or other guarantor in connection with the Superior Indebtedness, or in connection with the creation of new or additional Superior Indebtedness; (C) to resort for payment or to proceed directly or at once against any person, including Borrower; (D) to proceed directly against or exhaust any Security lnterests held by Lender from Borrower, any other guarantor or any other person; (E) to give notice of the terms, time and place of any public or private sale of personal property security held by Lender from Borrower or to comply with any other applicable provisions of the Uniform Commercial Code; (F) to pursue any other remedy within Lender's power; or (G) to commit any act or omission of any kind, at any time, with respect to any matter whatsoever.

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12. LENDER'S RIGHTS. Lender may take or omit any and all actions with respect to the Superior lndebtedness or any Security lnterests for the Superior lndebtedness without affecting whatsoever any of Lender's rights under this Agreement. In particular, without limitation, Lender may, without notice of any kind to Creditor, (A) make one or more additional secured or unsecured loans to Borrower; (B) repeatedly alter, compromise, renew, extend, accelerate, or otherwise change the time for payment or other terms of the Superior lndebtedness or any part thereof, including increases and decreases of the rate of interest on the Superior lndebtedness; extensions may be repeated and may be for longer than the original loan term; (C) take and hold Security Interests for the payment of the Superior Indebtedness, and exchange, enforce, waive and release any such Security Interests, with or without the substitution of new collateral; (D) release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers or guarantors on any terms or manner Lender chooses; (E) determine how, when and what application of payments and credits shall be made on the Superior Indebtedness; (F) apply such security and direct the order or manner of sale thereof as Lender in its discretion may determine; and (G) assign this Agreement in whole or in part.

13. DEFAULT BY BORROWER. If Borrower becomes insolvent or bankrupt, this Agreement shall remain in full force and effect. Any default by Borrower under the terms of the Subordinated lndebtedness also shall constitute an event of default under the terms of the Superior lndebtedness in favor of Lender.

14. DURATION AND TERMINATION. This Agreement will take effect when received by Lender, without the necessity of any acceptance by Lender, in writing or otherwise, and will remain in full force and effect until Creditor shall notify Lender in writing at the address shown above to the contrary. Any such notice shall not affect the Superior lndebtedness owed Lender by Borrower at the time of such notice, nor shall such notice affect Superior lndebtedness thereafter granted in compliance with a commitment made by Lender to Borrower prior to receipt of such notice, nor shall such notice affect any renewals of or substitutions for any of the foregoing. Such notice shall affect only indebtedness of Borrower to Lender arising after receipt of such notice and not arising from financial assistance granted by Lender to Borrower in compliance with Lender's obligations under a commitment. Any notes lodged with Lender pursuant to the section titled "Creditor's Notes" above need not be returned until this Agreement has no further force or effect.

15. OTHER TERMS AND CONDITIONS. The following provisions are a part of this Agreement: (A) Any payments on the Subordinated lndebtedness received by Creditor (including without limitation prepayments on the Subordinated Indebtedness), other than as expressly permitted in this Agreement, shall be held in trust for Lender and Creditor will forthwith turn over any such payments in the form received, properly endorsed, to Lender to be applied to the Superior lndebtedness as determined by Lender. (B) Creditor agrees that Creditor will not make any assertion or claim in any action or proceeding of any nature in any way challenging the priority, validity or effectiveness of the liens and security interests granted to Lender under and in connection with the Superior Indebtedness, or any amendment, extension or replacement thereof, or any related instrument, document or agreement among Lender and Borrower. (C) Creditor will not commence any action or proceeding against Borrower to recover all or any part of the Subordinated lndebtedness not paid when due, and shall at no time join with any creditor in bringing any proceeding against Borrower under any liquidation, conservatorship, bankruptcy, reorganization, rearrangement or other insolvency law now or hereafter existing, unless and until the Superior lndebtedness shall have been paid in full. Notwithstanding the foregoing, Creditor may accelerate the amount of the Subordinated Indebtedness upon the occurrence of: (a) the acceleration of all the Superior Indebtedness; and (b) the filing of a petition under the federal Bankruptcy Code by Borrower. (D) In the event of any liquidation, conservatorship, bankruptcy, reorganization, rearrangement or other insolvency proceeding of Borrower, Creditor will at Lender's request file any claims, proofs of claim or other instruments of similar character necessary to enforce the obligations of Borrower in respect of the Subordinated Indebtedness, and will hold in trust for Lender and pay over to Lender in the same form received, to be applied on the Superior lndebtedness as determined by Lender, any and all money, dividends or other assets received in any such proceedings on account of the Subordinated Indebtedness, unless and until the Superior lndebtedness shall be paid in full, including without limitation interest owing to Lender after the commencement of a bankruptcy proceeding at the rate specified in Lender's loan documents, whether or not such interest is an allowable claim in any such proceeding. Lender may, as attorney-in-fact for Creditor, take such action on behalf of Creditor and Creditor hereby appoints Lender as attorney-in-fact for Creditor, coupled with an interest, to demand, sue for, collect and receive any and all such money, dividends or other assets and give acquittance therefor and to file any claim, proof of claim or other instrument of similar character and to take such other proceedings in Lender's name or in the name of Creditor, as Lender may deem necessary or advisable for the enforcement of this Agreement. Creditor will execute and deliver to Lender such other and further powers of attorney or other instruments as either reasonably may request in order to accomplish the foregoing.

16. DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code:

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(a) Agreement. The word "Agreement" means this Subordination Agreement, as this Subordination Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Subordination Agreement from time to time.

(b) Borrower. The word "Borrower" means the person(s) shown as Borrower on the first page of this Agreement and includes all co-signers and co-makers signing the LOC Note.

(c) Indebtedness. The word "lndebtedness" means the indebtedness evidenced by the LOC Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents.

(d) LOC Note.  The words “LOC Note” means each promissory note executed and delivered by Borrower to Lender to evidence the Superior Indebtedness, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for each note.

(e) Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Superior Indebtedness.

(f) Security Interest. The words "Security Interest" mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract or otherwise.

(g) Subordinated Indebtedness. The words "Subordinated Indebtedness" mean the indebtedness described in the section of this Agreement titled "Subordinated Indebtedness".

(h) Superior Indebtedness. The words "Superior Indebtedness" mean the indebtedness described in the section of this Agreement titled "Superior Indebtedness".

17. MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

(a) Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

(b) Attorneys' Fees; Expenses. Creditor agrees to pay upon demand all of Lender's costs and expenses, including Lender's attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Creditor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals and any anticipated post-judgment collection services. Creditor also shall pay all court costs and such additional fees as may be directed by the court.

(c) Authority. The person who signs this Agreement as or on behalf of Creditor represents and warrants that he or she has authority to execute this Agreement and to subordinate the Subordinated lndebtedness and Creditor's Security Interests in Creditor's property, if any.

(d) Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

(e) Governing Law; Choice of Venue. This Agreement will be governed by, construed and enforced in accordance with the laws of the State of Oregon. This Agreement has been accepted by Lender in the State of Oregon.  If there is a lawsuit in connection with any dispute arising out of or related to this Agreement, Creditor agrees to submit to the jurisdiction of the courts located in Portland, Oregon and waives any objections that such venue is an inconvenient forum.

(f) Interpretation. In all cases where there is more than one Creditor, then all words used in this Agreement in the singular shall be deemed to have been used in the plural where the context and construction so require; and where there is more than one Creditor named in this Agreement or when this Agreement is executed by more than one, the words "Creditor" shall mean all and any one or more of them.  Reference to the phrase "Creditor" includes the heirs, successors, assigns and transferees of each of them.

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(g) Successors and Assigns. This Agreement shall be understood to be for the benefit of Lender and for such other person or persons as may from time to time become or be the holder or owner of any of the lndebtedness or any interest therein, and this Agreement shall be transferable to the same extent and with the same force and effect as any such lndebtedness may be transferable.

(h) No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Creditor, shall constitute a waiver of any of Lender's rights or of any of Creditor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

BORROWER AND CREDITOR EACH ACKNOWLEDGE HAVING READ ALL THE PROVISIONS OF THIS SUBORDINATION AGREEMENT, AND BORROWER AND CREDITOR EACH AGREE TO ITS TERMS.

BORROWER:

microHELIX, INC.

By:	/s/ Thomas A. Sidley
Thomas A. Sidley, President

CREDITOR:

AEQUITAS CAPITAL MANAGEMENT, INC.

By:	/s/Andrew N. MacRitchie
Andrew N. MacRitchie
Executive Vice President

MH FINANCIAL ASSOCIATES, LLC
By:	Aequitas Capital Management, Inc., its Manager

By:	/s/Andrew N. MacRitchie
Andrew N. MacRitchie
Executive Vice President

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